Exhibit 99

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND YEAR-END 2022 FINANCIAL RESULTS
SCOTTSDALE, AZ – February 16, 2023 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2022.
“During the past 18 months, we have won a significant number of large customer design projects in our new higher growth markets and, at CES in January 2023, we received customer and industry recognition for our innovation, bolstering our foundation for long-term growth,” said Paul Arling, UEI’s chairman and CEO. “However, current challenging macroeconomic conditions, especially lower consumer spending, overshadowed these achievements. Results in the fourth quarter of 2022 were affected and we expect this to continue to impact our performance in the first quarter of 2023. Recognizing the near-term challenges, we have continued initiatives to prioritize near-term sales projects and opportunities, refine our allocation of global product development resources and accelerate moving product service and maintenance to lower cost regions.”
UEI’s CFO Bryan Hackworth added, “Our efforts to capture new markets, including climate control, security and home automation, are gaining traction, which we believe are critical to our long-term success. During 2022, they represented over 25% of our net sales. We expect the contribution from these newer channels to be even more meaningful in the future as they represent a larger market opportunity than home entertainment and they are growing at a faster rate. Further, the magnitude of recently secured projects gives us confidence that net sales for the second quarter of 2023 will be stronger than the first, and the third and fourth quarters will each be better than the second. As we have proven in the past, when tested, strong companies navigate pressures and they become stronger. We plan to do the same again.”
Financial Results for the Three Months Ended December 31: 2022 Compared to 2021
•GAAP net sales were $122.8 million, compared to $144.9 million; Adjusted Non-GAAP net sales were $122.8 million, compared to $143.9 million.
•GAAP gross margins were 26.2%, compared to 24.9%; Adjusted Non-GAAP gross margins were 30.7%, compared to 28.4%.
•GAAP operating loss was $1.9 million, compared to $3.3 million; Adjusted Non-GAAP operating income was $8.3 million, compared to $10.7 million.
•GAAP net loss was $6.9 million, or $0.54 per share, compared to $6.3 million, or $0.49 per share; Adjusted Non-GAAP net income was $5.6 million, or $0.44 per diluted share, compared to $9.0 million, or $0.68 per diluted share.
•At December 31, 2022, cash and cash equivalents were $66.7 million.
Financial Results for the Twelve Months Ended December 31: 2022 Compared to 2021
•GAAP net sales were $542.8 million, compared to $601.6 million; Adjusted Non-GAAP net sales were $542.8 million, compared to $600.9 million.
•GAAP gross margins were 28.1%, compared to 28.8%; Adjusted Non-GAAP gross margins were 29.9%, compared to 30.2%.
•GAAP operating income was $14.5 million, compared to $23.3 million; Adjusted Non-GAAP operating income was $41.8 million, compared to $58.9 million.
•GAAP net income was $0.4 million, or $0.03 per diluted share, compared to $5.3 million, or $0.39 per diluted share; Adjusted Non-GAAP net income was $32.7 million, or $2.56 per diluted share, compared to $49.4 million, or $3.59 per diluted share.
Financial Outlook
For the first quarter of 2023, the company expects GAAP net sales to range between $100 million and $110 million, compared to $132.4 million in the first quarter of 2022. GAAP loss per share for the first quarter of 2023 is expected to range from $1.11 to $1.21, compared to a GAAP loss per share of $0.23 in the first quarter of 2022.

For the first quarter of 2023, the company expects Adjusted Non-GAAP net sales to range between $100 million and $110 million, compared to $132.4 million in the first quarter of 2022. Adjusted Non-GAAP loss per share is expected to range from $0.28 to $0.38 compared to Adjusted Non-GAAP earnings per diluted share of $0.47 in the first quarter of 2022. The first quarter 2023 Adjusted Non-GAAP loss per share estimate excludes $0.83 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion, the Reconciliation of Adjusted Non-GAAP Financial Results and the Reconciliation of Adjusted Non-GAAP Financial Outlook and Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 16, 2023 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2022 earnings results, review recent activity and answer questions. To attend the call please register at https://register.vevent.com/register/BI26e4f1e5a0484cfabc64f91da850de08 to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for one year.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of excess manufacturing overhead costs, factory transition costs, impairment charges on fixed assets, gain on the release from our Ohio call center lease obligation guarantee, stock-based compensation expense, and depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions, costs associated with certain litigation efforts, and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, the loss on the sale of our Argentina subsidiary, foreign currency gains and losses and the related tax effects of all adjustments. Adjusted Non-GAAP earnings per diluted share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices and designs, develops, manufactures, ships and supports hardware and software control and sensor technology solutions. UEI partners with many Fortune 500 customers, including Comcast, Vivint Smart Home, Samsung, LG, Sony and Daikin to serve video, telecommunications, security service providers, television, smart home and HVAC system manufacturers. For over 37 years, UEI has been pioneering breakthrough innovations such as voice control and QuickSet cloud, the world's leading platform for automated set-up and control of devices in the home. For more information, visit www.uei.com.
Contacts:
Paul Arling, Chairman & CEO, UEI, 480.530.3000
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415.433.3777

Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2021 and the periodic reports we have filed since then. Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver products and technologies that will be accepted by our customers, both near- and long-term; our ability to successfully capture sales in new markets, including climate control, security and home automation as anticipated by management, including our recently secured project wins resulting in increased sales of our products and/or technologies in the quantities anticipated by management, both near- and long-term; our ability to manage through the continued supply chain constraints, semiconductor supply challenges, inflationary pressures and macroeconomic conditions, including continued lower consumer spending; our ability to effectively allocate our global product development resources and accelerate moving product service and maintenance to lower cost regions; the continued commitment of our customers to their product development and ordering strategies and patterns that translate into greater demand for our technologies and products as anticipated by management; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency and product line management; the effects that natural disasters and public health crises, including the continuation or resurgence of the COVID-19 pandemic or other health-related matters, have on our business and management’s ability to anticipate and mitigate those effects; the effects and uncertainties and other factors more fully described in our reports filed with the SEC; and the effects that changes in or enhanced use of laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 16, 2023, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$66,740	$60,813
Accounts receivable, net	112,346	129,215
Contract assets	7,996	5,012
Inventories	140,181	134,469
Prepaid expenses and other current assets	6,647	7,289
Income tax receivable	4,130	348
Total current assets	338,040	337,146
Property, plant and equipment, net	62,791	74,647
Goodwill	49,085	48,463
Intangible assets, net	24,470	20,169
Operating lease right-of-use assets	21,599	19,847
Deferred income taxes	6,242	7,729
Other assets	1,936	2,347
Total assets	$504,163	$510,348
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,373	$92,707
Line of credit	88,000	56,000
Accrued compensation	20,904	24,217
Accrued sales discounts, rebates and royalties	6,477	9,286
Accrued income taxes	5,585	3,737
Other accrued liabilities	24,134	30,840
Total current liabilities	216,473	216,787
Long-term liabilities:
Operating lease obligations	15,027	14,266
Deferred income taxes	2,724	2,394
Income tax payable	723	939
Other long-term liabilities	810	13
Total liabilities	235,757	234,399
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,999,951 and 24,678,942 shares issued on December 31, 2022 and 2021, respectively	250	247
Paid-in capital	326,839	314,094
Treasury stock, at cost, 12,295,305 and 11,861,198 shares on December 31, 2022 and 2021, respectively	(368,194)	(355,159)
Accumulated other comprehensive income (loss)	(21,187)	(13,524)
Retained earnings	330,698	330,291
Total stockholders’ equity	268,406	275,949
Total liabilities and stockholders’ equity	$504,163	$510,348

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales	$122,758	$144,944	$542,751	$601,602
Cost of sales	90,547	108,809	390,459	428,586
Gross profit	32,211	36,135	152,292	173,016
Research and development expenses	7,992	7,888	32,452	30,917
Selling, general and administrative expenses	26,104	31,530	105,292	118,846
Operating income (loss)	(1,885)	(3,283)	14,548	23,253
Interest income (expense), net	(1,053)	(119)	(2,200)	(566)
Loss on sale of Argentina subsidiary	—	—	—	(6,050)
Other income (expense), net	(567)	(406)	(955)	(557)
Income (loss) before provision for income taxes	(3,505)	(3,808)	11,393	16,080
Provision for income taxes	3,400	2,522	10,986	10,779
Net income (loss)	$(6,905)	$(6,330)	$407	$5,301

Earnings (loss) per share:
Basic	$(0.54)	$(0.49)	$0.03	$0.39
Diluted	$(0.54)	$(0.49)	$0.03	$0.39
Shares used in computing earnings (loss) per share:
Basic	12,686	13,000	12,703	13,465
Diluted	12,686	13,000	12,779	13,742

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$407	$5,301
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	24,033	26,747
Provision for credit losses	(182)	—
Deferred income taxes	1,377	(1,560)
Shares issued for employee benefit plan	1,199	1,092
Employee and director stock-based compensation	10,013	9,969
Performance-based common stock warrants	—	(686)
Impairment of long-term assets	2,888	3,338
Loss on sale of Argentina subsidiary, net of cash transferred	—	5,960
Changes in operating assets and liabilities:
Accounts receivable and contract assets	12,765	2,007
Inventories	(9,913)	(14,985)
Prepaid expenses and other assets	(917)	(630)
Accounts payable and accrued liabilities	(28,670)	870
Accrued income taxes	(2,074)	2,860
Net cash provided by (used for) operating activities	10,926	40,283
Cash flows from investing activities:
Purchase of term deposit	(7,487)	—
Redemption of term deposit	7,803	—
Acquisition of net assets of Qterics, Inc.	(939)	—
Acquisitions of property, plant and equipment	(14,006)	(12,586)
Acquisitions of intangible assets	(6,579)	(4,455)
Net cash provided by (used for) investing activities	(21,208)	(17,041)
Cash flows from financing activities:
Borrowings under line of credit	133,000	112,000
Repayments on line of credit	(101,000)	(76,000)
Proceeds from stock options exercised	1,536	1,638
Treasury stock purchased	(13,035)	(59,664)
Net cash provided by (used for) financing activities	20,501	(22,026)
Effect of foreign currency exchange rates on cash and cash equivalents	(4,292)	2,444
Net increase (decrease) in cash and cash equivalents	5,927	3,660
Cash and cash equivalents at beginning of period	60,813	57,153
Cash and cash equivalents at end of period	$66,740	$60,813

Supplemental cash flow information:
Income taxes paid	$10,922	$10,093
Interest paid	$2,214	$620

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales:
Net sales - GAAP	$122,758	$144,944	$542,751	$601,602
Stock-based compensation for performance-based warrants	—	(1,084)	—	(686)
Adjusted Non-GAAP net sales	$122,758	$143,860	$542,751	$600,916

Cost of sales:
Cost of sales - GAAP	$90,547	$108,809	$390,459	$428,586
Excess manufacturing overhead and factory transition costs (1)	(2,549)	(2,262)	(6,670)	(5,830)
Impairment of fixed assets (2)	(2,868)	(3,473)	(2,868)	(3,473)
Gain on release from Ohio call center lease obligation guarantee (3)	—	—	—	542
Stock-based compensation expense	(38)	(40)	(155)	(156)
Adjustments to acquired tangible assets (4)	(60)	(63)	(241)	(257)
Adjusted Non-GAAP cost of sales	85,032	102,971	380,525	419,412
Adjusted Non-GAAP gross profit	$37,726	$40,889	$162,226	$181,504

Gross margin:
Gross margin - GAAP	26.2%	24.9%	28.1%	28.8%
Stock-based compensation for performance-based warrants	—%	(0.5)%	—%	(0.1)%
Excess manufacturing overhead and factory transition costs (1)	2.1%	1.6%	1.2%	1.0%
Impairment of fixed assets (2)	2.3%	2.4%	0.5%	0.6%
Gain on release from Ohio call center lease obligation guarantee (3)	—%	—%	—%	(0.1)%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjustments to acquired tangible assets (4)	0.1%	0.0%	0.1%	0.0%
Adjusted Non-GAAP gross margin	30.7%	28.4%	29.9%	30.2%

Operating expenses:
Operating expenses - GAAP	$34,096	$39,418	$137,744	$149,763
Stock-based compensation expense	(2,401)	(2,414)	(9,858)	(9,814)
Amortization of acquired intangible assets	(281)	(714)	(1,153)	(1,544)
Change in contingent consideration	—	—	—	180
Litigation costs (5)	(2,004)	(5,294)	(6,268)	(15,300)
Employee related restructuring and other costs	—	(828)	—	(717)
Adjusted Non-GAAP operating expenses	$29,410	$30,168	$120,465	$122,568

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating income (loss):
Operating income (loss) - GAAP	$(1,885)	$(3,283)	$14,548	$23,253
Stock-based compensation for performance-based warrants	—	(1,084)	—	(686)
Excess manufacturing overhead and factory transition costs (1)	2,549	2,262	6,670	5,830
Impairment of fixed assets (2)	2,868	3,473	2,868	3,473
Gain on release from Ohio call center lease obligation guarantee (3)	—	—	—	(542)
Stock-based compensation expense	2,439	2,454	10,013	9,970
Adjustments to acquired tangible assets (4)	60	63	241	257
Amortization of acquired intangible assets	281	714	1,153	1,544
Change in contingent consideration	—	—	—	(180)
Litigation costs (5)	2,004	5,294	6,268	15,300
Employee related restructuring and other costs	—	828	—	717
Adjusted Non-GAAP operating income	$8,316	$10,721	$41,761	$58,936

Adjusted Non-GAAP operating income as a percentage of net sales	6.8%	7.5%	7.7%	9.8%

Net income (loss):
Net income (loss) - GAAP	$(6,905)	$(6,330)	$407	$5,301
Stock-based compensation for performance-based warrants	—	(1,084)	—	(686)
Excess manufacturing overhead and factory transition costs (1)	2,549	2,262	6,670	5,830
Impairment of fixed assets (2)	2,868	3,473	2,868	3,473
Gain on release from Ohio call center lease obligation guarantee (3)	—	—	—	(542)
Stock-based compensation expense	2,439	2,454	10,013	9,970
Adjustments to acquired tangible assets (4)	60	63	241	257
Amortization of acquired intangible assets	281	714	1,153	1,544
Change in contingent consideration	—	—	—	(180)
Litigation costs (5)	2,004	5,294	6,268	15,300
Employee related restructuring and other costs	—	828	—	717
Loss on sale of Argentina subsidiary (6)	—	—	—	6,050
Foreign currency (gain) loss	1,075	579	1,091	1,334
Income tax provision on adjustments	1,277	789	4,035	984
Adjusted Non-GAAP net income	$5,648	$9,042	$32,746	$49,352

Diluted shares used in computing earnings (loss) per share:
GAAP	12,686	13,000	12,779	13,742
Adjusted Non-GAAP	12,729	13,214	12,779	13,742

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.54)	$(0.49)	$0.03	$0.39
Total adjustments	$0.99	$1.16	$2.53	$3.21
Adjusted Non-GAAP diluted earnings per share	$0.44	$0.68	$2.56	$3.59

(1)The three and twelve months ended December 31, 2022 and 2021 include excess manufacturing overhead costs due to the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are now manufactured. These products destined for the U.S. market were previously manufactured in China. In addition, the three and twelve months ended December 31, 2022 include normal start-up costs such as idle labor and training associated with our new factory in Vietnam. We plan to commence operations in Vietnam in the second quarter of 2023.
(2)The three and twelve months ended December 31, 2022 consist of impairment charges related to the underutilization of fixed assets in our Mexico factory. The three and twelve months ended December 31, 2021 consist of impairment charges related to underutilization of fixed assets in our China-based factories as a result of our long-term factory planning strategy of reducing our concentration risk in that region.
(3)Consists of the gain associated with the January 2021 release from our guarantee of the lease obligation related to our Ohio call center which was sold in February 2020.
(4)Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.
(5)Consists of expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board as well as other non-recurring legal matters.
(6)Consists of the loss recorded on the sale of our Argentina subsidiary in September 2021.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023		2022
	Low Range	High Range	Actual
Net sales:
Net sales - GAAP	$100,000	$110,000	$132,410
Total adjustments (1)	—	—	—
Adjusted Non-GAAP net sales	$100,000	$110,000	$132,410

Diluted earnings (loss) per share:
Loss per share - GAAP	$(1.21)	$(1.11)	$(0.23)
Total adjustments (2)	$0.83	$0.83	$0.69
Adjusted Non-GAAP diluted earnings (loss) per share	$(0.38)	$(0.28)	$0.47
(1)The three months ended March 31, 2023 and 2022 do not include any Non-GAAP adjustments to net sales.
(2)The three months ended March 31, 2023 and 2022 includes adjustments for excess manufacturing overhead costs, factory transition costs, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions, amortization of acquired intangibles, costs associated with certain litigation efforts, foreign currency gains and losses and the related tax impact of these adjustments.